EXHIBIT 23.1
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[GRAPHIC OMITTED -- LOGO]
PRICEWATERHOUSECOOPERS LLP
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                                               |  PRICEWATERHOUSECOOPERS LLP
                                               |  CHARTERED ACCOUNTANTS
                                               |  111 5th Avenue SW, Suite 3100
                                               |  Calgary, Alberta
                                               |  Canada T2P 5L3
                                               |  Telephone +1 (403) 509 7500
                                               |  Facsimile +1 (403) 781 1825



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Advantage Energy Income Funds' Annual Report on Form 40-F for the year ended December 31, 2007 of our report dated March 5, 2008, on the consolidated balance sheet of Advantage Energy Income Fund at December 31, 2007 and the consolidated statements of income (loss), comprehensive income and accumulated deficit and cash flows for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007.



/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta
March 5, 2008




PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.